UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2022

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Director
On and effective February 24, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) accepted the resignation of David A. Duffield, Workday’s co-founder and former Co-Chief Executive Officer, as a member of the Board and Chairman Emeritus. Mr. Duffield’s decision to resign was not the result of any disagreement with management or the Board, or related to Workday’s operations, policies, or practices. Also as of the Effective Date, Mr. Duffield has been appointed to the newly formed role of CEO Emeritus of Workday, an honorary, non-officer role, and will serve as an advisor to the management of Workday and the Board. Workday and the Board are grateful and appreciative of the immense contributions that Mr. Duffield has made to Workday as its co-founder, former Co-Chief Executive Officer, Chairman, and Director, and look forward to his future contributions as CEO Emeritus.
(c) Election of Director
As of the Effective Date, the Board elected Thomas F. Bogan, who served as Vice Chairman, Corporate Development of Workday from August 2018 to February 2022, as a Class III director, which is the class of directors that will stand for election at Workday’s 2024 Annual Meeting of Stockholders.
In connection with his election to the Board, Mr. Bogan will receive a one-time grant of restricted stock units in the amount of $750,000, one-fourth of which will vest on March 15, 2023, and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Mr. Bogan has entered into Workday’s customary indemnification agreement for its directors. Mr. Bogan has not yet been named to serve on any committee of the Board, and there are no arrangements or understandings between Mr. Bogan and any other persons pursuant to which he was elected as a director. As Workday’s former Vice Chairman, Corporate Development, Mr. Bogan received compensation of $400,000 during our fiscal year ended January 31, 2022.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 24, 2022, the Board amended and restated Workday’s bylaws (the “Amended and Restated Bylaws”) to remove Section 2.3 and adopt a new Section 4.8: CEO Emeritus; Chairman Emeritus, which outlines the obligations and duties of the CEO Emeritus and Chairman Emeritus.
The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 28, 2022

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary